                                                                    EXHIBIT 12.1
PROLOGIS TRUST
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(DOLLAR AMOUNTS IN THOUSANDS)


                                                 NINE MONTHS ENDED
                                                   SEPTEMBER 30,                 YEAR ENDED DECEMBER 31,
                                                 ------------------  ------------------------------------------------
                                                   2001      2000      2000      1999      1998      1997      1996
                                                 --------  --------  --------  --------  --------  --------  --------
Net Earnings from Operations                     $173,824  $178,015  $236,221  $161,570  $102,936  $ 38,832  $ 79,384

Add:
     Interest expense                             123,377   128,542   172,191   170,746    77,650    52,704    38,819
                                                 --------  --------  --------  --------  --------  --------  --------

Earnings as adjusted                             $297,201  $306,557  $408,412  $332,316  $180,586  $ 91,536  $118,203
                                                 ========  ========  ========  ========  ========  ========  ========




Fixed charges:
     Interest expense                            $123,377  $128,542  $172,191  $170,746  $ 77,650  $ 52,704  $ 38,819
     Capitalized interest                          18,430    12,772    18,549    15,980    19,173    18,365    16,138
                                                 --------  --------  --------  --------  --------  --------  --------

         Total fixed charges                     $141,807  $141,314  $190,740  $186,726  $ 96,823  $ 71,069  $ 54,957
                                                 ========  ========  ========  ========  ========  ========  ========



Ratio of earnings, as adjusted to fixed charges       2.1       2.2       2.1       1.8       1.9       1.3       2.2
                                                 ========  ========  ========  ========  ========  ========  ========